Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this registration statement on Form S-8 of Globalstar, Inc. of our report dated March 10, 2014, with respect to the consolidated financial statements and effectiveness of internal control over financial reporting of Globalstar, Inc., which report appears in the Annual Report on Form 10-K of Globalstar, Inc. for the year ended December 31, 2013.

/s/ Crowe Horwath LLP

Oak Brook, Illinois

May 28, 2014